Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO: DYNAMIC MARKETING, INC.

We hereby consent to the incorporation by reference in the foregoing Registration Statement on Form S-2 of our report dated March 18, 2005, relating to the financial statements of Dynamic Marketing, Inc. and we consent to the use of such statements appearing in the Dynamic Health Products, Inc. Form 8-K, filed with the Securities and Exchange Commission on April 1, 2005.

/s/ BRIMMER, BUREK & KEELAN LLP

Brimmer, Burek & Keelan LLP

Tampa, Florida

August 19, 2005